SUBADVISORY AGREEMENT

               This SUBADVISORY AGREEMENT is dated as
of March 26, 2010 by and between SUNAMERICA ASSET
MANAGEMENT CORP., a Delaware corporation (the
"Adviser"), and PINEBRIDGE INVESTMENTS LLC, a
Delaware limited liability company (the "Subadviser").
WITNESSETH:
               WHEREAS, the Adviser and SunAmerica Income
Funds, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and
               WHEREAS, the Trust is registered under the
Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares
of common stock, par value $.01 per share, in separately
designated series representing separate funds with their own investment objectives, policies and purposes; and
               WHEREAS, the Subadviser is engaged in the
business of rendering investment advisory services and is
registered as an investment adviser under the Investment Advisers
Act of 1940, as amended; and
               WHEREAS, the Adviser desires to retain the
Subadviser to furnish investment advisory services to the
investment series of the Trust listed on Schedule A attached hereto (the "Fund"), and the Subadviser is willing to furnish such services;
               NOW, THEREFORE, it is hereby agreed between
the parties hereto as follows:
        1.	Duties of the Subadviser.  The Adviser hereby
engages the services of the Subadviser in furtherance of its
Investment Advisory and Management Agreement with the Trust.
Pursuant to this Subadvisory Agreement and subject to the
oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each
Fund listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the
Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to the Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Fund set forth in the Trust's current prospectus and statement of additional information as provided to the Subadviser, and (b) applicable laws and regulations.
               The Subadviser represents and warrants to the
Adviser that the assets of each Fund set forth in Schedule A, or portion of each Fund's assets, managed by it will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 9(c) hereof, the Subadviser represents and warrants (1) that the Subadviser's management of the assets of a Fund will be designed to achieve qualification by each Fund to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Internal Revenue
Code of 1986, as amended (the "Code"), and (2) compliance with
(a) the provisions of the Act and rules adopted thereunder that relate to the investment of Fund assets, including depositing those assets in custody with institutions designated by the Trust; and (b) applicable federal and state securities and commodities laws (other than state securities laws relating to the amount of Fund shares that may be sold in a particular state); provided that for purposes of
Section 17(a), (d) and (e), the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that only with respect to any statements or omissions made in any Registration Statement for shares of the Trust, or any amendment or supplement thereto, made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder
(the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
               The Subadviser accepts such employment and
agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and
personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
               The Adviser and Subadviser each agree that, to the extent the Subadviser is responsible for managing only a portion of a Fund, the Subadviser shall manage the portion of the assets of a
Fund allocated to it as if it was a separate operating Fund and shall comply with this Section l (including, but not limited to, the investment objectives, policies and restrictions applicable to a
Fund and qualifications of a Fund as a regulated investment
company under the Code) only with respect to the portion of assets of a Fund allocated to Subadviser.
               The Subadviser agrees: (i) to maintain a level of
errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is acceptable to the Adviser; and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.
        2.	Fund Transactions.  (a) The Subadviser is
responsible for decisions, and is hereby authorized, to buy or sell securities and other investments for each Fund, or portion of the Fund's assets allocated to it, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Fund transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures
commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have
charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Fund and to other clients as to which the Subadviser exercises investment discretion.
In accordance with Section 11(a) of the 1934 Act and Rule 11a2-
2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect Fund transactions in securities and other investments for a Fund. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request.  To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the
Fund with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.
               (b)	Notwithstanding Section 2(a) above, for
such purposes as obtaining investment research products and
services, covering fees and expenses, and rewarding sales or distribution, the Adviser may direct the Subadviser to effect a specific percentage of a Fund's transactions in securities and other investments to certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge: 1) all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser seek to obtain best execution; 2) such direction may result in the Trust paying a higher commission, depending upon the Subadviser's arrangements with the particular broker-
dealer or futures commission merchant, etc; 3) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where the Subadviser would, in some instances, be in a better position to negotiate commissions; and 4) the Subadviser does not make commitments to allocate fixed or definite amounts of
commissions to brokers. As such, the Subadviser may be unable to fulfill the Adviser's request for direction due to the reasons stated above.
        3.	Compensation of the Subadviser.  The Subadviser
shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder.  As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each
Fund listed thereon.  Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated. The Adviser and Subadviser acknowledge that the Fund will be ultimately responsible for all brokerage commissions, taxes, custodian fees and any other transaction-related fees, but that, for the purposes of this Agreement, as between the Adviser and the Subadviser, the Adviser will be responsible for such expenses, and the Adviser authorizes the Subadviser to incur and pay such expenses for the Fund, as deemed appropriate by the
Subadviser.
        4.	Other Services.  At the request of the Trust or the
Adviser, the Subadviser in its discretion may make available to the Trust office facilities, equipment, personnel and other services.
Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.
        5.	Reports.  The Trust, the Adviser and the
Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.
        6.	Status of the Subadviser.  The services of the
Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
        7.	Certain Records.  The Subadviser hereby
undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Fund that are required to be maintained by the
Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the
Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.
               The Subadviser agrees that all accounts, books and
other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the
Securities and Exchange Commission, the Trust's auditors, the
Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
        8.	Reference to the Subadviser.  Neither the Trust
nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.
        9.	Liability of the Subadviser.  1)a.In the absence of
willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this
Agreement.
               (b)	The Subadviser agrees to indemnify and
hold harmless the Adviser, its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser, if any, who controls the
Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser, its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i)
any wrongful act or breach of this Agreement by the Subadviser, or
(ii) any failure by the Subadviser to comply with the
representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.
               (c)	The Subadviser shall not be liable to the
Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i)
any acts of the Adviser or any other subadviser to the Fund with respect to the portion of the assets of a Fund not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Fund, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the
Subadviser upon reasonable request.  The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of a Fund's assets not allocated to the Subadviser and with respect to any other Fund of the Trust.
        10.	Permissible Interests.  Trustees and agents of the
Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as Trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.
        11.	Term of the Agreement.  This Agreement shall
continue in full force and effect with respect to each Fund until August 31, 2011, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund voting separately from any other series of the Trust.
               With respect to each Fund, this Agreement may be terminated at any time, without payment of a penalty by the Fund or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Fund, this
Agreement may be terminated by the Subadviser at any time,
without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Fund or the addition of any Fund to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Fund subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
               This Agreement will also terminate in the event that
the Advisory Agreement by and between the Trust and the Adviser is terminated.
        12.	Severability.  This Agreement constitutes the entire
Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
        13.	Amendments.  This Agreement may be amended
by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.
        14.	Governing Law.  This Agreement shall be
construed in accordance with the laws of the State of New York and the applicable provisions of the Act.  To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
        15.	Separate Series.  Pursuant to the provisions of the
Declaration of Trust and the General Laws of the Commonwealth
of Massachusetts, each Fund is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Fund shall be enforceable only against the assets of that Fund and not against the assets of any other Fund or of the Trust as a whole.
        16.	Notices.  All notices shall be in writing and deemed
properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:
Subadviser:
PineBridge Investments LLC
70 Pine Street
New York, New York 10270

With a copy to:
PineBridge Investments LLC
General Counsel
70 Pine Street
New York, New York 10270

Adviser:
SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
Attention:	Gregory N. Bressler
		Senior Vice President and General Counsel


IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.



SUNAMERICA
ASSET
MANAGEMENT
CORP.
By:
Name:
Title:

PINEBRIDGE
INVESTMENTS
LLC
By:
Name:
Title:


SCHEDULE A
Portfolio
Fee
(as percentage of average daily net
assets the Subadviser manages for
the Portfolio)
Strategic Bond Fund
0.35% on the first $200 million
0.25% on the next $300 million
0.20% thereafter